Exhibit 16.1

April 22, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

RE: China Bio-Energy Corp. (Commission File Number: 001-34113)

Dear Sirs,

We have read Item 4.02 of the Current Report on Form 8-K/A to be filed by China Bio-Energy Corp. (the “Company”) on April 22, 2011 regarding the Non-Reliance on Previously Issued Financial Statements and have the following comments:

We agree with the disclosures the Company made in such Form 8-K/A related to us.

Very truly yours,

/s/ Malone Bailey LLP
Malone Bailey LLP